EXHIBIT 99.1

Press Release dated June 30, 2003

For Information Contact	At Silverman Heller Associates:
At Greater Bay Bancorp:	Philip Bourdillon/Gene Heller
David L. Kalkbrenner, President and CEO	(310) 208-2550
(650) 614-5767
Byron Scordelis, Senior EVP and COO
(650) 614-5751

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP SATISFIES

REGULATORY CURE AGREEMENT

PALO ALTO, Calif., June 30, 2003—Greater Bay Bancorp (Nasdaq:GBBK), a financial services holding company, announced today that the Federal Reserve Board has notified the Company that it has fully satisfied all of the terms and conditions of the cure agreement which the Company entered into with the Federal Reserve Board earlier this year. Having completed all required actions in advance of the July 7, 2003 due date, the Company is in full compliance with all regulatory requirements associated with its financial holding company status.

The Company had announced on January 15, 2003 that it received a notice from the Federal Reserve Board requiring the Company to enhance management oversight of its Enterprise Wide Risk Management program. To address the requirements of the notice, the Company implemented a comprehensive action plan, which included enhancements to policies, procedures and management systems relating to liquidity, interest rate risk sensitivity, credit risk management, and compliance with all applicable laws and regulations, including the Bank Secrecy Act.

David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp, stated, “We have dedicated significant resources to enhancing our enterprise wide risk management systems and compliance programs, and we are pleased that these efforts have resulted in a timely resolution of the cure agreement. We intend to continue these enhancement efforts as we believe they will build an even stronger company well-positioned for future financial performance.”

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region. ABD Insurance and Financial Services, a wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies; (3) government regulation; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

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